Exhibit 10.1

EXECUTION VERSION

INCREMENTAL ASSUMPTION AGREEMENT NO. 1

INCREMENTAL ASSUMPTION AGREEMENT NO. 1, dated as of August 14, 2014 (this “Incremental Assumption Agreement No. 1”), to the Credit Agreement, dated March 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) among MALLINCKRODT PLC, a public limited company incorporated in Ireland with registered number 522227 (the “Parent”), MALLINCKRODT INTERNATIONAL FINANCE S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), having its registered office at 42-44, Avenue de la Gare, L-1610 Luxembourg, and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 172.865 (the “Lux Borrower”), MALLINCKRODT CB LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Lux Borrower, the “Borrowers”), the LENDERS party thereto from time to time, and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders.

W I T N E S S E T H:

WHEREAS, pursuant to Section 2.21 of the Credit Agreement, the Borrowers have provided written notice to the Administrative Agent requesting to establish Incremental Term Loan Commitments in an aggregate principal amount of $700,000,000.00;

WHEREAS, pursuant to Section 2.21 of the Credit Agreement, this Incremental Assumption Agreement No. 1 shall establish the Incremental Term B-1 Commitments on the Incremental Term B-1 Funding Date (each as defined below);

WHEREAS, this Incremental Assumption Agreement No. 1 is an “Incremental Assumption Agreement” for purposes of the Credit Agreement;

WHEREAS, Barclays Bank PLC, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC and Citigroup Global Markets Inc. will act as joint lead arrangers and joint bookrunners with respect to the Incremental Term B-1 Loans (as defined below) (the “Incremental Term B-1 Arrangers”); and

WHEREAS, each person that executes a counterpart to this Incremental Assumption Agreement No. 1 as an Incremental Term B-1 Lender (the “Incremental Term B-1 Lenders”) will make Incremental Term B-1 Loans to the Borrowers in the amount set forth opposite such person’s name on Schedule A hereto on the Incremental Term B-1 Funding Date;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

Defined Terms

Section 1.1. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein. Additionally, as used herein, the following terms shall have the meanings indicated below:

“ARD Holdings” shall mean Mallinckrodt ARD Holdings Inc., a Delaware corporation.

“Effective Time” shall mean the first time at which the conditions set forth in Article IV are satisfied (or waived by the parties hereto).

“Inactive Entities” shall mean Ribogene, Inc., a Delaware corporation, and BioVectra, Inc. USA, a Connecticut corporation.

“Irish Incremental Security Documents” shall mean (i) that certain Irish law charge over shares (including any and all supplements thereto), dated on or about August 12, 2014, between the Lux Borrower, the Co-Borrower and the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, pertaining to Equity Interests of MIP, (ii) that certain Irish law debenture (including any and all supplements thereto), dated on or about August 12, 2014, between MIP and the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, (iii) that certain Irish law debenture (including any and all supplements thereto), dated on or about August 12, 2014, between MIL and the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, and (iv) that certain supplemental debenture, dated as of the Incremental Term B-1 Funding Date, supplemental to the Irish law debenture dated March 19, 2014 between the Parent and the Collateral Agent.

“Lux Incremental Security Confirmation Document” shall mean the Master Security Confirmation Agreement, dated as of the Incremental Term B-1 Funding Date, between the Lux Borrower, as pledgor, the Collateral Agent and Mallinckrodt Group S.à r.l., a private limited liability company (société a responsabilité limitée) incorporated under the laws of Luxembourg, in respect of the Lux Security Documents.

“Lux Security Documents” shall mean the following Luxembourg law governed pledge agreements:

(a) the share pledge agreement, dated March 19, 2014, made between, amongst others, the Lux Borrower, as pledgor, and the Collateral Agent over 100% of the Equity Interests of Mallinckrodt Group S.à r.l.; and

(b) the receivables pledge agreement, dated March 19, 2014, made between the Lux Borrower, as pledgor, and the Collateral Agent over certain present and future receivables owed to the Lux Borrower.

“MIL” shall mean Mallinckrodt Ireland Limited, a private limited company incorporated in Ireland with registered number 525084.

“MIP” shall mean Mallinckrodt IP, a private unlimited company incorporated in Ireland with registered number 541916.

“Questcor” shall mean Questcor Pharmaceuticals, Inc., a California corporation.

“Questcor Material Adverse Effect” shall mean (with capitalized terms other than “Questcor Material Adverse Effect” used in this definition having the meanings assigned thereto in the Questcor Merger Agreement unless otherwise specified in this definition) any Effect that, individually or in the aggregate, has a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that no Effects resulting or arising from the following shall be deemed to constitute a Questcor Material Adverse Effect or shall be taken into account when determining whether a Questcor Material Adverse Effect exists or has occurred or is reasonably likely to exist or occur: (a) any changes in general United States or global economic conditions to the extent that such Effects do not disproportionately impact the Company relative to other companies operating in the industry or industries in which the Company operates, (b) conditions (or changes therein) in any industry or industries in which the Company operates to the extent that such Effects do not disproportionately impact the Company relative to other companies operating in such industry or industries, (c) general legal, tax, economic, political and/or regulatory conditions (or changes therein), including any changes affecting financial, credit or capital market conditions, to the extent that such Effects do not disproportionately impact the Company relative to other companies operating in the industry or industries in which the Company operates, (d) any change in GAAP or interpretation thereof to the extent that such Effects do not disproportionately impact the Company relative to other companies operating in the industry or industries in which the Company operates, (e) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of or by any Governmental Entity to the extent that such Effects do not disproportionately impact the Company relative to other companies operating in the industry or industries in which the Company operates, (f) the execution and delivery of the Questcor Merger Agreement (as defined herein) or the consummation of the Transactions, or any actions expressly required by, or the failure to take any action expressly prohibited by, the terms of the Questcor Merger Agreement (as defined herein), (g) changes in the Company Common Stock price, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such changes that are not otherwise excluded from the definition of a “Questcor Material Adverse Effect” may be taken into account), (h) any failure by the Company to meet any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Questcor Material Adverse Effect” may be taken into account), (i) Effects arising out of changes in geopolitical conditions, acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of the Questcor Merger Agreement (as defined herein), to the extent that such Effects do not disproportionately impact the Company relative to other companies operating in the industry or industries in which the Company operates, (j) as disclosed (including as deemed disclosed pursuant to the preamble to Article III of the Questcor Merger Agreement (as defined herein)) with respect to the representations and warranties in Section 3.10(a) of the Questcor Merger Agreement (as defined herein), (k) the public announcement of the Questcor Merger Agreement (as defined herein) or the Transactions, (l) any action or failure to take any action that is consented to or requested by the Parent in writing or (m) any reduction in the credit rating of the Company or the Company Subsidiaries, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such reduction that are not otherwise excluded from the definition of a “Questcor Material Adverse Effect” may be taken into account).

“Questcor Merger” shall mean the merger of Questcor Merger Sub with and into Questcor subject to the terms and conditions set forth in the Questcor Merger Agreement.

“Questcor Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of April 5, 2014, by and among Questcor, the Parent and Questcor Merger Sub (including, but not limited to, all schedules and exhibits thereto and after giving effect to any alteration, amendment, modification, supplement or waiver permitted under clause (h) of Article IV of this Incremental Assumption Agreement No. 1).

“Questcor Merger Sub” shall mean Quincy Merger Sub, Inc., a Delaware corporation.

“Swiss Incremental Security Document” shall mean a Swiss law security confirmation agreement, dated as of the Incremental Term B-1 Funding Date, between Swiss Holdco, as pledgor 1 and assignor 1, Swiss Finco, as assignor 2, the Lux Borrower, as pledgor 2, and the Collateral Agent, on behalf of itself and the other Secured Parties.

“Transactions” shall mean, collectively, the transactions to occur pursuant to the Questcor Merger Agreement and this Incremental Assumption Agreement No. 1, including (a) the consummation of the Questcor Merger; (b) the execution, delivery and performance of this Incremental Assumption Agreement No. 1 and any related Loan Documents, the creation of Liens pursuant to any Security Documents to be entered into, modified or supplemented in connection with this Incremental Assumption Agreement No. 1, and the initial borrowings under this Incremental Assumption Agreement No. 1; (c) entrance into any other financing arrangements in connection with the consummation of the Questcor Merger; and (d) the payment of all fees and expenses to be paid and owing in connection with the foregoing.

“UK Debenture” shall mean that certain English law debenture (including any and all supplements thereto), dated on or about August 13, 2014, among the UK Holdco and the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties.

“UK Holdco” shall mean MIFSA UK Limited, a limited company incorporated in England and Wales with company registration number 9090452.

ARTICLE II

Incremental Term Loan

Section 2.1. Incremental Term B-1 Loans. The Borrowers confirm and agree that (i) they have requested to establish a new Class of Incremental Term Loan Commitments (the “Incremental Term B-1 Commitments”) in the aggregate principal amount of $700,000,000.00 from the Incremental Term B-1 Lenders in accordance with Section 2.21 of the Credit Agreement and herein, effective on the Incremental Term B-1 Funding Date and (ii) on the Incremental Term B-1 Funding Date, the Lux Borrower will borrow the full amount of Term Loans under the Incremental Term B-1 Commitments (the “Incremental Term B-1 Loans”) from the Incremental Term B-1 Lenders. Effective on and at all times after the Incremental Term B-1 Funding Date, the Incremental Term B-1 Loans will constitute a separate Class of Other Incremental Term Loans and, except as specifically set forth herein, shall be subject to terms that are identical to the terms of the Initial Term B Loans as in effect on the Incremental Term B-1 Funding Date. Subject to Section 2.26(d) of the Credit Agreement (as modified hereby), the Incremental Term B-1 Loans shall be entitled to share in the mandatory prepayments of Term Loans under Section 2.11 of the Credit Agreement (as modified hereby) on a pro rata basis with the Initial Term B Loans.

Section 2.2. Agreements of Incremental Term B Lenders and Administrative Agent.

(a) Each Incremental Term B-1 Lender agrees that (i) effective on and at all times after the Incremental Term B-1 Funding Date, in addition to all Term Loans of such Lender (if any) outstanding prior to the Incremental Term B-1 Funding Date, such Incremental Term B-1 Lender will be bound by all obligations of a Lender under the Credit Agreement (as modified hereby) in respect of its Incremental Term B-1 Commitment in the amount set forth opposite its name on Schedule A hereto and (ii) on the Incremental Term B-1 Funding Date, subject to the satisfaction (or the waiver by the parties hereto) of the conditions set forth in Article IV of this Incremental Assumption Agreement No. 1, such Incremental Term B-1 Lender will provide Incremental Term B-1 Commitments in the amount set forth next to such Incremental Term B-1 Lender’s name on Schedule A attached hereto and fund Incremental Term B-1 Loans in the amount of such Incremental Term B-1 Lender’s Incremental Term B-1 Commitment, in each case in accordance with the terms and subject to the conditions set forth herein. On the Incremental Term B-1 Funding Date, each Incremental Term B-1 Lender which was not a Lender prior to the Incremental Term B-1 Funding Date will become a Lender for all purposes of the Credit Agreement (as modified hereby).

(b) As of the Effective time, each Incremental Term B-1 Lender hereby (A) confirms that it has received a copy of the Credit Agreement, this Incremental Assumption Agreement No. 1, and all of the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Incremental Assumption Agreement No. 1; (B) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Incremental Term B-1 Arrangers or any other Incremental Term B-1 Lender or any other Lender, Agent or Arranger and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement (as modified hereby); (C) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement (as modified hereby) and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (D) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement (as modified hereby) are required to be performed by it as a Lender; and (E) confirms that it meets all the requirements to be an assignee of a Lender under Section 9.04 of the Credit Agreement.

(c) As of the Effective Time, the Administrative Agent hereby (1) confirms that this Incremental Assumption Agreement No. 1 is in form and substance satisfactory to it, (2) confirms that the terms of the Incremental Term B-1 Loans (except as to pricing, amortization, final maturity date, participation in mandatory prepayments and ranking as to security) are satisfactory to it, (3) confirms that, except as expressly set forth herein, it requires no additional documentation to evidence the Incremental Term B-1 Commitments and Incremental Term B-1 Loans and (4) approves, to the extent such approval is required in order for any Incremental Term B-1 Lender signatory hereto to qualify as an assignee of a Lender under Section 9.04 of the Credit Agreement, such Incremental Term B-1 Lender as a Lender under the Credit Agreement.

ARTICLE III

Amendments

Subject to the occurrence of the Incremental Term B-1 Funding Date:

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting in appropriate alphabetical order the following new definitions:

“Designated Parent” shall mean, (a) initially, the Lux Borrower, until a new person is designated as the Designated Parent pursuant to Section 2.26(a) and (b) thereafter, the person that is then designated as the Designated Parent pursuant to Section 2.26(a).

“Designated Parent Provisions” shall mean the provisions added, deleted or otherwise amended by the Incremental Assumption Agreement No. 1 and set forth in the definitions of Cumulative Parent Qualified Equity Proceeds Amount, Designated Parent, Designated Parent Provisions, Excluded Parent Entity, Fixed Charges, Permitted Debt, Permitted Refinancing Indebtedness and Required Incremental Term B-1 Lenders and in Sections 2.26, 5.04, 6.01, 6.04, 6.06 and 6.07 of this Agreement.

“Excluded Parent Entities” or, individually, “Excluded Parent Entity” shall mean any entity that is a direct or indirect parent of the Designated Parent.

“Existing Facilities” shall mean the Facilities existing on the Incremental Term B-1 Funding Date (other than the Incremental Term B-1 Facility).

“Incremental Assumption Agreement No. 1” shall mean the Incremental Assumption Agreement No. 1 to this Agreement, dated as of August 14, 2014.

“Incremental Term B-1 Commitment” shall mean the commitment of an Incremental Term B-1 Lender to make Incremental Term B-1 Loans to the Borrowers on the Incremental Term B-1 Funding Date, in the aggregate principal amount set forth next to such Incremental Term B-1 Lender’s name on Schedule A to the Incremental Assumption Agreement No. 1. On the Incremental Term B-1 Funding Date, the aggregate amount of Incremental Term B-1 Commitments is $700,000,000.00.

“Incremental Term B-1 Facility” shall mean the Incremental Term B-1 Commitments and the Incremental Tem B-1 Loans made hereunder.

“Incremental Term B-1 Facility Maturity Date” shall mean March 19, 2021.

“Incremental Term B-1 Funding Date” shall mean August 14, 2014, the date of effectiveness of the Incremental Assumption Agreement No. 1.

“Incremental Term B-1 Lender” shall mean, at any time, any Lender with an Incremental Term B-1 Commitment or an outstanding Incremental Term B-1 Loan at such time.

“Incremental Term B-1 Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(iv).

“Incremental Term B-1 Loans” shall mean (a) the term loans made by the Incremental Term B-1 Lenders to the Borrowers on the Incremental Term B-1 Funding Date pursuant to Section 2.01(c), and (b) any Incremental Term Loans in the form of additional Incremental Term B-1 Loans made by the Incremental Term Lenders to the Borrowers pursuant to Section 2.01(c).

“Incremental Term B-1 Repricing Event” shall mean (i) any prepayment or repayment of Incremental Term B-1 Loans with the proceeds of, or any conversion of all or any portion of the Incremental Term B-1 Loans into, any new or replacement Indebtedness bearing interest with an All-in Yield less than the All-in Yield applicable to the Incremental Term B-1 Loans subject to such event (as such comparative yields are determined by the Administrative Agent); provided that in no event shall any prepayment or repayment of Incremental Term B-1 Term Loans in connection with a Change of Control constitute an Incremental Term B-1 Repricing Event and (ii) any amendment to this Agreement which reduces the All-in Yield applicable to the Incremental Term B-1 Loans (it being understood that any prepayment premium with respect to an Incremental Term B-1 Repricing Event shall apply to any required assignment by a non-consenting Lender in connection with any such amendment pursuant to Section 2.19(c)).

“Questcor” shall mean Questcor Pharmaceuticals, Inc., a California corporation.

“Questcor Merger” shall mean the merger of Questcor Merger Sub with and into Questcor subject to the terms and conditions set forth in the Questcor Merger Agreement.

“Questcor Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of April 5, 2014, by and among Questcor, the Parent and Questcor Merger Sub (including, but not limited to, all schedules and exhibits thereto and after giving effect to any alteration, amendment, modification, supplement or waiver).

“Questcor Merger Sub” shall mean Quincy Merger Sub, Inc., a Delaware corporation.

“Questcor Transactions” shall mean, collectively, the transactions to occur pursuant to the Questcor Merger Agreement and the Incremental Assumption Agreement No. 1, including (a) the consummation of the Questcor Merger; (b) the execution, delivery and performance of the Incremental Assumption Agreement No. 1 and any related Loan Documents, the creation of Liens pursuant to any Security Documents to be entered into, modified or supplemented in connection with the Incremental Assumption Agreement No. 1, and the initial borrowings of the Incremental Term B-1 Loans; (c) entrance into any other financing arrangements in connection with the consummation of the Questcor Merger; and (d) the payment of the Questcor Transaction Expenses.

“Questcor Transaction Expenses” shall mean any fees or expenses incurred or paid in connection with the Questcor Transactions, the Incremental Assumption Agreement No. 1 and the other Loan Documents, the Questcor Merger Agreement and the transactions contemplated by the Questcor Merger Agreement, the Incremental Assumption Agreement No. 1 and the other Loan Documents.

“Required Incremental Term B-1 Lenders” shall mean, at any time, Incremental Term B-1 Lenders having Incremental Term B-1 Loans, that, taken together, represent more than 50% of the sum of all Incremental Term B-1 Loans at such time; provided, that the Incremental Term B-1 Loans of any Defaulting Lender shall be disregarded in determining Required Incremental Term B-1 Lenders at any time.”

(b) The definition of “ABR” is hereby amended by deleting the “and” at the end of clause (c) and replacing same with a comma, and adding the following immediately after clause (d): “and (e) solely in the case of the Incremental Term B-1 Loans, 1.75%”.

(c) The definition of “Adjusted LIBO Rate” is hereby amended by adding the following at the end thereof: “or, in the case of Eurocurrency Borrowings comprised of Incremental Term B-1 Loans, 0.75%”.

(d) The definition of “Applicable Margin” is hereby amended and restated in its entirety as follows:

“Applicable Margin” shall mean for any day (i) with respect to any Initial Term B Loan, 2.75% per annum in the case of any Eurocurrency Loan or Bankers’ Acceptance Loan and 1.75% per annum in the case of any ABR Loan or Canadian Prime Rate Loan; (ii) with respect to any Initial Revolving Loan, 2.75% per annum in the case of any Eurocurrency Loan and 1.75% per annum in the case of any ABR Loan; provided, however, that on and after the first Adjustment Date occurring after delivery of the financial statements and certificates required by Section 5.04 upon the completion of one full fiscal quarter of the Parent after the Closing Date, so long as no Default or Event of Default shall have occurred and is continuing, the “Applicable Margin” with respect to an Initial Term B Loan or an Initial Revolving Loan will be determined pursuant to the Pricing Grid; (iii) with respect to any Incremental Term B-1 Loan, 2.75% per annum in the case of any Eurocurrency Loan and 1.75% per annum in the case of any ABR Loan; and (iv) with respect to any Other Term Loan (other than the Incremental Term B-1 Loans) or Other Revolving Loan, the “Applicable Margin” set forth in the Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment (as applicable) relating thereto.

(e) Clause (a) of the definition of “Cumulative Parent Qualified Equity Proceeds Amount” is hereby amended and restated in its entirety as follows solely with respect to the Incremental Term B-1 Facility:

(a) 100% of the aggregate net proceeds (determined in a manner consistent with the definition of “Net Proceeds”), including cash and the Fair Market Value of tangible assets other than cash, received by the Designated Parent after the Closing Date from the issue or sale of Qualified Equity Interests of the Designated Parent or any Excluded Parent Entity (but excluding capital contributions referred to in clause (bb) of Section 6.04 to the extent that the same are made with the proceeds from Indebtedness of any Excluded Parent Entity or any subsidiary thereof Guaranteed by the Designated Parent or any Subsidiary thereof in reliance on such clause (bb)), including Qualified Equity Interests of the Designated Parent or any Excluded Parent Entity issued upon conversion of Indebtedness or Disqualified Stock to the extent the Designated Parent or its Wholly Owned Subsidiaries had received the Net Proceeds of such Indebtedness or Disqualified Stock; plus

(f) The definition of “Fixed Charges” is hereby modified as follows solely with respect to the Incremental Term B-1 Facility:

(i) In clause (a), the “and” at the end thereof shall be deleted;

(ii) In clause (b), the “.” at the end thereof shall be replaced with “, and”;

(iii) The following new clause (c) shall be added:

“(c) without duplication of clause (a) above, all Interest Expense for such period with respect to any Indebtedness of any Excluded Parent Entity or any subsidiary thereof (other than the Designated Parent and its Subsidiaries) which is Guaranteed by the Designated Parent, a Borrower or any Subsidiary (which for the avoidance of doubt but without duplication, shall include any Interest Expense financed by a Restricted Payment made to any Excluded Parent Entity (or any subsidiary thereof) pursuant to Section 6.06(j)(ii)).”

(g) The definition of “Permitted Debt” is hereby amended and restated in its entirety as follows solely with respect to the Incremental Term B-1 Facility:

“Permitted Debt” shall mean Indebtedness for borrowed money (but not owing to the Parent or any of its Subsidiaries or Unrestricted Subsidiaries) incurred by the Lux Borrower (or by the Borrowers), provided that (i) any such Permitted Debt shall not be guaranteed by the Parent, any Subsidiary, any Unrestricted Subsidiary or any Affiliate of the foregoing unless such person is a Guarantor, an Excluded Parent Entity or a subsidiary of an Excluded Parent Entity (other than the Designated Parent and its Subsidiaries) and, if secured by any asset of the Parent, any Subsidiary, any Unrestricted Subsidiary or any Affiliate of the foregoing (as permitted by Sections 6.01 and 6.02), such assets consist solely of all or some portion of the Collateral (including Collateral that does not secure the Incremental Term B-1 Loans) pursuant to security documents no more favorable to the secured party or party, taken as a whole (as determined by the Lux Borrower in good faith), than the Security Documents, (ii) any such Permitted Debt, if secured, shall be subject to an Intercreditor Agreement reasonably satisfactory to the Administrative Agent and (iii) if such Permitted Debt is secured, such Permitted Debt shall not mature prior to the date that is the latest final maturity date of the Loans and Revolving Facility Commitments existing at the time of such incurrence, and the Weighted Average Life to Maturity of any such Permitted Debt shall be no shorter than the remaining Weighted Average Life to Maturity of the Loans with the latest final maturity at the time of such incurrence.

(h) The definition of “Permitted Refinancing Indebtedness” is hereby amended solely with respect to the Incremental Term B-1 Facility, to add the phrase “, an Excluded Parent Entity or a subsidiary of an Excluded Parent Entity (other than the Designated Parent and its Subsidiaries)” immediately after the phrase “except that a Loan Party” in clause (d) thereof.

(i) The definition of “Term Facility” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Term Facility” shall mean the Initial Term B Facility, the Incremental Term B-1 Facility and/or any or all of the Other Term Facilities.

(j) The definition of “Term Facility Commitment” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Term Facility Commitment” shall mean the commitment of a Term Lender to make Term Loans, including Initial Term B Loans, Incremental Term B-1 Loans and/or Other Term Loans.

(k) The definition of “Term Facility Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Term Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Initial Term B Facility, the Initial Term B Facility Maturity Date, (b) with respect to the Incremental Term B-1 Facility, the Incremental Term B-1 Facility Maturity Date and (c) with respect to any other Class of Term Loans, the maturity dates specified therefor in the applicable Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment.

(l) The definition of “Term Loan Installment Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Term Loan Installment Date” shall mean any Initial Term B Loan Installment Date, Incremental Term B-1 Loan Installment Date or any Other Term Loan Installment Date.

(m) The definition of “Term Loans” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Term Loans” shall mean the Initial Term B Loans, the Incremental Term B-1 Loans and/or the Other Term Loans.

(n) Section 2.01 of the Credit Agreement is hereby amended by removing the text “and” at the end of clause (c), deleting the period at the end of clause (d) and replacing same with “, and” and adding the following clause (e) to such Section:

“(e) the full amount of the Incremental Term B-1 Commitments must be drawn in a single drawing on the Incremental Term B-1 Funding Date, and the amount of Incremental Term B-1 Loans borrowed under Section 2.01(c) that are repaid or prepaid may not be reborrowed.”

(o) Section 2.08(a) of the Credit Agreement is hereby amended by adding the following sentence at the end of such Section:

“On the Incremental Term B-1 Funding Date (after giving effect to the funding of the Incremental Term B-1 Loans to be made on such date), the Incremental Term B-1 Commitments of each Incremental Term B-1 Lender as of the Incremental Term B-1 Funding Date will automatically and permanently terminate.”

(p) Section 2.10(a) of the Credit Agreement is hereby amended by deleting the “and” after clause (ii), replacing the “.” with “; and” after clause (iii) and adding the following as a new clause (iv):

“(iv) the Borrowers shall repay principal of outstanding Incremental Term B-1 Loans on the last day of each March, June, September and December of each year (commencing on the last day of the first full fiscal quarter of the Parent after the Incremental Term B-1 Funding Date) and on the Incremental Term B-1 Facility Maturity Date or, if any such date is not a Business Day, on the immediately preceding Business Day (each such date being referred to as an “Incremental Term B-1 Loan Installment Date”), in an aggregate principal amount of such Incremental Term B-1 Loans equal to (A) in the case of quarterly payments due prior to the Incremental Term B-1 Facility Maturity Date, an amount equal to 0.25% of the aggregate principal amount of such Incremental Term B-1 Loans incurred on the Incremental Term B-1 Funding Date, and (B) in the case of such payment due on the Incremental Term B-1 Facility Maturity Date, an amount equal to the then unpaid principal amount of such Incremental Term B-1 Loans outstanding;”

(q) Section 2.12 of the Credit Agreement is hereby amended by adding the following clause (f) after clause (e) thereof:

“(f) If any Incremental Term B-1 Repricing Event occurs prior to the date occurring six months after the Incremental Term B-1 Funding Date, the Borrowers jointly and severally agree to pay to the Administrative Agent, for the ratable account of each Incremental Term B-1 Lender with Incremental Term B-1 Loans that are subject to such Incremental Term B-1 Repricing Event (including any Incremental Term B-1 Lender which is replaced pursuant to Section 2.19(c) as a result of its refusal to consent to an amendment giving rise to such Incremental Term B-1 Repricing Event), a fee in an amount equal to 1.00% of the aggregate principal amount of the Incremental Term B-1 Loans subject to such Incremental Term B-1 Repricing Event. Such fees shall be earned, due and payable upon the date of the occurrence of the respective Incremental Term B-1 Repricing Event.”

(r) Section 2.19(c) of the Credit Agreement is hereby amended by adding “or Section 2.12(f)” immediately after the reference to “Section 2.12(d)”.

(s) Section 2.21(b)(v) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(v) with respect to any Other Incremental Term Loan, the All-in Yield shall be as agreed by the respective Incremental Term Lenders and the Borrowers, except that the All-in Yield in respect of any such Other Incremental Term Loan may exceed the All-in Yield in respect of the Initial Term B Loans or the Incremental Term B-1 Loans by no more than 0.50%, or if it does so exceed such All-in Yield (such difference, the “Term Yield Differential”) then the Applicable Margin (or the “LIBOR floor” as provided in the following proviso) applicable to such Initial Term B Loans or such Incremental Term B-1 Loans, as the case may be, shall be increased such that after giving effect to such increase, the Term Yield Differential shall not exceed 0.50%; provided that, to the extent any portion of the Term Yield Differential is attributable to a higher “LIBOR floor” being applicable to such Other Term Loans, such floor shall only be included in the calculation of the Term Yield Differential to the extent such floor is greater than the Adjusted LIBO Rate in effect for an Interest Period of three months’ duration at such time, and, with respect to such excess, the “LIBOR floor” applicable to the outstanding Initial Term B Loans or the Incremental Term B-1 Loans, as the case may be, shall be increased to an amount not to exceed the “LIBOR floor” applicable to such Other Incremental Term Loans prior to any increase in the Applicable Margin applicable to such Initial Term B Loans or such Incremental Term B-1 Loans then outstanding,”

(t) Article II of the Credit Agreement is hereby amended by adding a new Section 2.26 as follows:

“2.26 Designated Parent Provisions.

(a) Upon one (1) Business Day’s written notice to the Administrative Agent by the Lux Borrower, the Lux Borrower may designate a new Designated Parent; provided that (i) such new Designated Parent is a Guarantor of the Obligations under the Existing Facilities, (ii) the Collateral and Guarantee Requirement shall be satisfied after giving effect to such designation (which, for the avoidance of doubt, shall include, without limitation, the requirements that the new Designated Parent and each direct or indirect subsidiary thereof that owns, directly or indirectly, any Equity Interests in the Lux Borrower shall have executed and delivered Guarantees of the Obligations under the Incremental Term B-1 Facility (or, if applicable, reaffirmations thereof) and provided security therefor (or reaffirmations thereof) consistent with that provided with respect to the Existing Facilities (or otherwise reasonably satisfactory to the Administrative Agent), together with related customary legal opinions (including as to enforceability and compliance with laws)), (iii) immediately after giving effect to such designation, no Default shall have occurred and be continuing, and (iv) such new Designated Parent shall own, directly or indirectly, 100% of the Equity Interests of the Lux Borrower. Upon any such designation of a new Designated

Parent, the Person who was formerly the Designated Parent shall cease to be the Designated Parent and all references in the Loan Documents to the Designated Parent shall be references to the new Designated Parent only. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, upon the designation of any new Designated Parent, such new Designated Parent shall be deemed to have been the Designated Parent since the Incremental Term B-1 Funding Date for the purpose of all calculations of amounts hereunder.

(b) For purposes of the application of the provisions set forth in this Agreement to the Incremental Term B-1 Loans and all associated Loan Obligations, except as set forth on Annex A hereto and subject to clause (f) below, all references to the “Parent” herein shall be deemed to be references to the Designated Parent.

(c) The Incremental Term B-1 Lenders acknowledge and agree that, notwithstanding anything to the contrary in this Agreement or otherwise set forth in any of the Loan Documents, no proceeds of any Collateral of any Loan Party (other than the Designated Parent and its Subsidiaries) and no payment on any Guarantee of the Obligations by any Loan Party (other than the Designated Parent and its Subsidiaries) shall be applied to repay Incremental Term B-1 Loans. The Incremental Term B-1 Lenders further acknowledge and agree that, notwithstanding anything to the contrary set forth in any of the Loan Documents, the Guarantees of the Obligations by the Excluded Parent Entities and the subsidiaries thereof (other than the Designated Parent and its Subsidiaries) do not include any Guarantee of any Obligations in respect of the Incremental Term B-1 Loans and any Lien granted by the Excluded Parent Entities and the subsidiaries thereof (other than the Designated Parent and its Subsidiaries) in any Collateral to secure the Obligations does not secure any Obligations in respect of the Incremental Term B-1 Loans.

(d) The Incremental Term B-1 Lenders agree that, notwithstanding anything to the contrary in this Agreement or otherwise set forth in in any of the Loan Documents, (i) only Net Proceeds of any Asset Sales or Recovery Event with respect to assets of the Designated Parent and its Subsidiaries shall be applied to prepay the Incremental Term B-1 Loans pursuant to Section 2.11(b) and (ii) only Excess Cash Flow of the Designated Parent and its Subsidiaries will be applied to prepay the Incremental Term B-1 Loans pursuant to Section 2.11(c); provided, however, that the Incremental Term B-1 Lenders shall not receive any amount on account of any mandatory prepayment pursuant to Section 2.11 in excess of their pro rata portion (as compared to the Initial Term B Loans and all other Indebtedness entitled by its terms and permitted by the Credit Agreement (as in effect as of the time of such prepayment) to receive a portion of such mandatory prepayment) of such mandatory prepayment. It is acknowledged and agreed that in no circumstances shall any Agent or Lender be responsible for any determination of the allocation of any mandatory prepayment described in the immediately preceding sentence as between the Incremental Term B-1 Loans and any other Class of Term Loans, and each Agent and the Lender shall be entitled to conclusively rely on the payment of any such amounts as evidence of such determination having been made by the Borrowers in accordance with the immediately preceding sentence; provided that in the absence of any indication to the contrary by the Lux Borrower, each such prepayment shall be deemed to result from, as applicable, Net Proceeds of an Asset Sale or a Recovery Event with respect to assets of the Designated Parent and its Subsidiaries or Excess Cash Flow of the Designated Parent and its Subsidiaries.

(e) For so long as the Designated Parent is not the Parent and any Incremental Term B-1 Loans remain outstanding, notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, (i) the Designated Parent Provisions shall be in effect and shall only apply with respect to the Incremental Term B-1 Facility and the Incremental Term B-1 Lenders, (ii) in addition to the consent of the Required Lenders, the consent of the Required Incremental Term B-1 Lenders shall also be required to amend, waive or modify any of the Designated Parent Provisions, (iii) in connection with any exercise of remedies, or amendment, waiver or other modification of any documentation with respect to the Guarantees and/or Collateral provided by, or representations, covenants, Defaults and Events of Default applicable to, the Excluded Parent Entities and the subsidiaries thereof (other than the Designated Parent and its Subsidiaries) in respect of each Facility other than the Incremental Term B-1 Facility, all determinations of Required Lenders shall be deemed to have been made as if all Incremental Term B-1 Lenders had exercised the voting rights that would otherwise apply to the Incremental Term B-1 Loans in the same percentages as the votes made by Lenders under the other Facilities and (iv) during the continuance of any Event of Default with respect to the Designated Parent Provisions, the Administrative Agent, at the request of the Required Incremental Term B-1 Lenders, shall, by notice to the Borrowers, declare the Incremental Term B-1 Loans then outstanding to be forthwith due and payable in whole or in part (in which case, any such principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Incremental Term B-1 Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees with respect thereto and all other liabilities of the Borrowers accrued hereunder or under any other Loan Document with respect thereto, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding (provided that (x) nothing in this clause (iv) shall prejudice the rights of the Required Lenders under Section 7.01 with respect to any such Event of Default and (y) if the Administrative Agent, at the request of the Required Incremental Term B-1 Lenders, has taken any action with respect to an Event of Default pursuant to this clause (iv), then any determination of Required Lenders with respect to any exercise of rights under Section 7.01 (but not any other rights or remedies granted under law or any of the Loan Documents and not with respect to the Incremental Term B-1 Loans) as a result of such Event of Default shall be made as if all Incremental Term B-1 Lenders had exercised the voting rights that would otherwise apply to the Incremental Term B-1 Loans in the same percentages as the votes made by Lenders under the other Facilities). For so long as the Designated Parent is the Parent or if the Incremental Term B-1 Loans have been repaid in full and are no longer outstanding, the Designated Parent Provisions shall not have any force or effect.

(f) For so long as the Designated Parent is the Lux Borrower, the provisions of Article X shall not be applicable to the Incremental Term B-1 Facility.”

(u) Section 3.12 of the Credit Agreement is hereby amended by replacing the text “and” at the end of clause (a) with “,”, deleting the period at the end of clause (b) and replacing same with “and” and adding the following clause (c) to such Section:

“(c) the Borrowers will use the proceeds of the Incremental Term B-1 Loans made on the Incremental Term B-1 Funding Date to finance a portion of the Questcor Transactions and to pay Questcor Transaction Expenses.”

(v) The following paragraph shall be added to the end of Section 5.04 of the Credit Agreement, as applied solely to the Incremental Term B-1 Facility:

“In the event that (A) any Excluded Parent Entity (together with its Subsidiaries other that the Designated Parent and its Subsidiaries) (i) had consolidated net sales of less than 2.5% of the consolidated net sales of such Excluded Parent Entity and all of its Subsidiaries for the most recently ended Test Period and (ii) had consolidated total assets (excluding investment in subsidiaries, intercompany receivable, intercompany loan receivable, and any other item that would be eliminated in the consolidation of such Excluded Parent Entity’s consolidated financial statements) of less than 5.0% of the consolidated total assets of such Excluded Parent Entity and all of its Subsidiaries as of the end of the most recently ended Test Period or (B) in connection with any reporting requirements described in paragraphs (a), (b) and (e) of this Section 5.04, the Designated Parent delivers consolidating financial information that explains, in a reasonable level of detail, the differences between the information relating to such Excluded Parent Entity and its Subsidiaries other than the Designated Parent and its Subsidiaries, on the one hand, and the information relating to the Designated Parent and its Subsidiaries on a stand-alone basis, on the other hand, then such consolidated reporting at the level of such Excluded Parent Entity in a manner consistent with that described in paragraphs (a), (b) and (e) of this Section 5.04 for the Designated Parent will satisfy the requirements of such paragraphs.”

(w) Section 5.11 of the Credit Agreement will be modified as applied solely to the Incremental Term B-1 Facility by adding “and Incremental Term B-1 Loans” after “Initial Term B Loans”.

(x) Section 6.01(v) of the Credit Agreement will be modified as applied solely to the Incremental Term B-1 Facility by adding “or Incremental Term B-1 Loans” after “Initial Term B Loans” in the proviso thereto.

(y) The following paragraph shall be added to the end of Section 6.01 of the Credit Agreement, as applied solely to the Incremental Term B-1 Facility:

“Where any Indebtedness of any person other than the Designated Parent and its Subsidiaries is guaranteed by one or more of the Designated Parent and its Subsidiaries, the aggregate amount of Indebtedness of the Designated Parent and its Subsidiaries deemed to be incurred or outstanding as a result of all such guarantees shall not exceed the amount of such guaranteed Indebtedness.”

(z) Section 6.04 of the Credit Agreement will be modified as follows solely as applied to the Incremental Term B-1 Facility:

(i) In clause (t), each reference to “Section 6.06(g)” shall be deemed to be a reference to “Section 6.06(g), (i) or (j)”.

(ii) the following new clause (bb) shall be added:

“(bb) any Guarantee by any Loan Party of any Indebtedness of any Excluded Parent Entity or any subsidiary thereof (other than the Designated Parent and its Subsidiaries) to the extent (i) such Guarantee is permitted under Section 6.01 and (ii) the proceeds of such Indebtedness are either (A) contributed to the capital of the Designated Parent or any other Loan Party (not in return for Disqualified Stock), (B) used to acquire assets or property (including Equity Interests) that would have been permitted by the terms hereof to be acquired by the Designated Parent or any other Loan Party directly and that are contributed to the capital of the Designated Parent or any other Loan Party, (C) used to Refinance any Indebtedness of the Designated Parent or any other Loan Party or (D) used to Refinance any Indebtedness Guaranteed by the Designated Parent or any other Loan Party.”

(iii) In the penultimate paragraph, each reference to “Sections 6.04(a) through (aa)” shall be deemed to be a reference to “Sections 6.04(a) through (bb)”.

(aa) Section 6.06 of the Credit Agreement will be modified as follows solely as applied to the Incremental Term B-1 Facility:

(i) In clause (b), the phrase “(or the proceeds of which are used to purchase or redeem)” shall be added immediately following the phrase “purchase or redeem”.

(ii) In clause (f), (x) the phrase “(or to fund the Parent’s making of payments)” shall be added immediately following the phrase “make payments” and (y) the phrase “of any such person” shall be deleted.

(iii) The following new clauses shall be added:

“(i) with respect to any taxable period for which the Designated Parent, the Borrowers and/or any of their Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income tax group for federal, national, state and/or local income tax purposes of which an Excluded Parent Entity is the common parent (a “Tax Group”), Restricted Payments to any Excluded Parent Entity to pay the portion of the taxes of such Tax Group attributable to the income of the Designated Parent, the Borrowers and/or their applicable Subsidiaries in an amount not to exceed the amount of any applicable federal, national, state and/or local income taxes (as applicable) that the Designated Parent, the Borrowers and/or their applicable Subsidiaries would have paid for such taxable period had the Designated Parent, the Borrowers and/or their applicable Subsidiaries been a stand-alone corporate taxpayer or a stand-alone corporate group with respect to such taxes; provided that distributions attributable to the income of any Unrestricted Subsidiary shall be permitted only to the extent that such Unrestricted Subsidiary made Restricted Payments to the Designated Parent, a Borrower or any Subsidiary for such purpose;

(j) any Restricted Payment, if applicable:

(i) in amounts required for any Excluded Parent Entity to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any Excluded Parent Entity and general corporate operating and overhead expenses of any Excluded Parent Entity, in each case, to the extent such fees and expenses are attributable to the ownership or operation of Designated Parent, the Borrowers and their Subsidiaries;

(ii) in amounts required for any Excluded Parent Entity or any subsidiary thereof (other than the Designated Parent and its Subsidiaries) to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Designated Parent or any other Loan Party and that has been guaranteed by, or is otherwise considered Indebtedness of, the Designated Parent, the Borrower or any other Loan Party incurred in accordance with Section 6.01; and

(iii) in amounts required for any Excluded Parent Entity to pay fees and expenses related to any equity or debt offering of such Excluded Parent Entity (whether or not successful).”

(bb) Section 6.07(b) will be modified solely as applied to the Incremental Term B-1 Facility by the addition of the following clauses:

“(xvii) the entering into of any tax sharing agreement or arrangement that complies with Section 6.06(i) and the performance of any obligations under any such agreement or arrangement,

(xviii) Indebtedness permitted to be incurred pursuant to Section 6.01(bb), and

(xix) Investments by any Excluded Parent Entity or any subsidiary thereof (other than the Designated Parent and its Subsidiaries) in the Designated Parent or any Subsidiary thereof on customary terms (as determined by the Designated Parent) and which, if in the form of Indebtedness owed by the Designated Parent or any Subsidiary thereof to any such Excluded Parent Entity or subsidiary thereof, satisfy the terms of clause (ii) of Section 6.07(a).”

(cc) The Credit Agreement shall be amended by adding Annex A hereto as “Annex A” to the Credit Agreement.

ARTICLE IV

Conditions to Effectiveness

This Incremental Assumption Agreement No. 1 shall become effective on the date (the “Incremental Term B-1 Funding Date”) on which all of the following conditions have been satisfied (or waived by the parties hereto):

(a) The Administrative Agent (or its counsel) shall have received (1) from each Borrower, each Loan Party that is a Subsidiary of the Lux Borrower and each of the Incremental Term B-1 Lenders (x) a counterpart of this Incremental Assumption Agreement No. 1 signed on behalf of such party or (y) written evidence reasonably satisfactory to the Administrative Agent and the Incremental Term B-1 Arrangers (which may include delivery of a signed signature page of this Incremental Assumption Agreement No. 1 by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Incremental Assumption Agreement No. 1 and (2) from the Parent and each other Loan Party that is not a Subsidiary of the Lux Borrower (other than the Lux Borrower) (x) an acknowledgment and consent to this Incremental Assumption Agreement No. 1 signed on behalf of such person or (y) written evidence reasonably satisfactory to the Administrative Agent and the Incremental Term B-1 Arrangers (which may include delivery of a signed signature page acknowledging and consenting to this Incremental Assumption Agreement No. 1 by facsimile or other means of electronic transmission (e.g., “pdf”)) that such person has signed an acknowledgment and consent to this Incremental Assumption Agreement No. 1.

(b) The Administrative Agent shall have received a completed supplement to the Perfection Certificate, dated the Incremental Term B-1 Funding Date and signed by a Responsible Officer of each Borrower, solely with respect to Questcor and its subsidiaries that will be Subsidiary Loan Parties, together with all attachments contemplated thereby, and the results of a search of the Uniform Commercial Code (or equivalent), tax and judgment, United States Patent and Trademark Office and United States Copyright Office filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been, or will be simultaneously or substantially concurrently with the closing under this Incremental Assumption Agreement No. 1, released (or arrangements reasonably satisfactory to the Administrative Agent for such release shall have been made).

(c) The Collateral Agent shall have received (i) from the Parent, the Lux Borrower, the Co-Borrower, MIL and MIP, a counterpart of each Irish Incremental Security Document to which such Person is a party, (ii) from the Lux Borrower and Mallinckrodt Group S.à r.l., a counterpart of the Lux Incremental Security Confirmation Document, (iii) from Swiss Holdco, Swiss Finco and the Lux Borrower, a counterpart of the Swiss Incremental Security Document, (iv) from the UK Holdco and the Lux Borrower, a counterpart of the UK Debenture, (v) from each of MIL and MIP, evidence that it has carried out a financial assistance whitewash pursuant to Section 60(2)-(11) of the Companies Act 1963 of Ireland, (vi) from Cadence, a copy of the subordination terms applicable to any Indebtedness or Guarantee of Indebtedness (other than Guarantees of the Obligations and any other Indebtedness permitted under the Credit Agreement which is secured by Other First Liens) of the Cadence IP Licensee, which subordination terms shall be reasonably satisfactory to the Administrative Agent, (vii) from the UK Holdco, MIL, MIP, Cadence, ARD Holdings, Questcor and each of its Subsidiaries that qualifies as a “Subsidiary Loan Party” (other than the Inactive Entities), a counterpart of a joinder to the Subsidiary Guarantee Agreement and (viii) from (A) the UK Holdco, MIL, Cadence and ARD Holdings and (B) subject to the final paragraph of this Article IV, Questcor and each of its Subsidiaries that qualifies as a “Subsidiary Loan Party” (other than the Inactive Entities), a counterpart of a joinder to the U.S. Collateral Agreement, in each case duly executed and delivered on behalf of such person and in form and substance reasonably satisfactory to the Administrative Agent.

(d) The Administrative Agent shall have received, on behalf of itself, the Incremental Term B-1 Lenders and the Lenders under the Credit Agreement, a written opinion of (i) Wachtell, Lipton, Rosen & Katz, as New York counsel for the Loan Parties, (ii) Morris Nichols Arsht & Tunnell LLP, as Delaware counsel for the Loan Parties, (iii) Advisors LLP, as California counsel for the Loan Parties, (iv) Arthur Cox, as Irish counsel for the Loan Parties, (v) Eversheds, as Irish counsel for the Administrative Agent, (vi) Allen & Overy, société en commandite simple, (Luxembourg), as Luxembourg counsel for the Loan Parties, (vii) NautaDutilh Avocats Luxembourg, as Luxembourg counsel for the Administrative Agent, (viii) Vischer AG, as Swiss counsel for the Loan Parties, and (ix) White & Case LLP, as English law counsel for the

Administrative Agent, in each case (A) dated the Incremental Term B-1 Funding Date (except the opinion of White & Case LLP, which shall be dated August 13, 2014), (B) addressed to the Administrative Agent and the Incremental Term B-1 Lenders and other Lenders on the Incremental Term B-1 Funding Date and (C) in form and substance reasonably satisfactory to the Administrative Agent and the Incremental Term B-1 Arrangers covering such matters relating to this Incremental Assumption Agreement No. 1 as the Administrative Agent or the Incremental Term B-1 Arrangers shall reasonably request.

(e) The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or Director or similar officer of each Loan Party signatory to any agreement or other document referenced in paragraph (b) or (c) above (other than the Lux Borrower, Swiss Holdco and Swiss Finco) dated the Incremental Term B-1 Funding Date and certifying:

1. a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (A) certified (to the extent available in any non-U.S. jurisdiction) as of a recent date by the Secretary of State (or other similar official or Governmental Authority in the case of any Loan Party organized outside the United States of America) of the jurisdiction of its organization, or (B) otherwise certified by the Secretary or Assistant Secretary or Director or similar officer of such Loan Party or other person duly authorized by the constituent documents of such Loan Party;

2. a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official or Governmental Authority in the case of any Loan Party organized outside the United States of America);

3. that attached thereto is a true and complete copy of the by-laws (or articles of association, partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) (to the extent such concept or a similar concept exists under the laws of such Loan Party’s jurisdiction of organization) of such Loan Party as in effect on the Incremental Term B-1 Funding Date and at all times since a date prior to the date of the resolutions described in clause (4) below;

4. that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member), and, if applicable, by the shareholders’ meeting of such Loan Party, authorizing the execution, delivery and performance of the applicable agreements or documents referenced in paragraph (a), (b) or (c) above dated as of the Incremental Term B-1 Funding Date to which such person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Incremental Term B-1 Funding Date;

5. as to the incumbency and specimen signature of each officer or authorized signatory executing any agreement or document referenced in paragraph (a), (b) or (c) above or any other document delivered in connection herewith on behalf of such Loan Party; and

6. as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party.

(f) The Administrative Agent shall have received, in respect of the Lux Borrower and Mallinckrodt Group S.à r.l., a director’s certificate dated as of the Incremental Term B-1 Funding Date and signed by a director of the Lux Borrower and Mallinckrodt Group S.à r.l., certifying the following items: (i) an up-to-date copy of the articles of association of the Lux Borrower and Mallinckrodt Group S.à r.l., (ii) an electronic copy of an excerpt of the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) dated on the Incremental Term B-1 Funding Date, (iii) an up-to-date true certificate of non-registration of judgments (certificat de non-inscription d’une décision judiciaire) pertaining to the Lux Borrower and Mallinckrodt Group S.à r.l. of a recent date, issued by the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) dated as of the Incremental Term B-1 Funding Date and reflecting the situation of the Lux Borrower and Mallinckrodt Group S.à r.l. one day before, (iv) true, complete and up-to-date board resolutions approving the entry by the Lux Borrower and Mallinckrodt Group S.à r.l. into, among others, this Incremental Assumption Agreement No. 1 and the Lux Incremental Security Confirmation Document, the Swiss Incremental Security Document, the UK Debenture and the relevant Irish Incremental Security Documents, (v) a true and complete specimen of signatures for each of the directors or authorized signatories having executed for and on behalf of the Lux Borrower respectively this Incremental Assumption Agreement No. 1 and the Lux Incremental Security Confirmation Document and (vi) a true, complete and up-to-date copy of the Mallinckrodt Group S.à r.l. share register reflecting the registration of the confirmation of the pledges created under the Lux Security Documents in accordance with the Lux Incremental Security Confirmation Document.

(g) The Administrative Agent shall have received, in respect of Swiss Holdco and Swiss Finco, a manager’s certificate dated as of the Incremental Term B-1 Funding Date and signed by one or several authorized manager(s) of Swiss Holdco and Swiss Finco, respectively, certifying the following items: (i) a true and complete copy of the excerpt from the commercial register and the articles of association, each certified by the competent commercial register authority as of a recent date, (ii) a true and complete copy of resolutions of its managers and quotaholder duly adopted by its managers and quotaholder authorizing the execution, delivery and performance of the Swiss Incremental Security Document and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Incremental Term B-1 Funding Date and (iii) specimen signatures of the authorized signatories appointed by the manager resolutions to execute the Swiss Incremental Security Document.

(h) Substantially concurrently with the initial funding of the Incremental Term B-1 Loans, the Questcor Merger shall be consummated in accordance with the terms and conditions of the Questcor Merger Agreement and the Questcor Merger Agreement shall not have been altered, amended or otherwise changed or supplemented or any provision or condition therein waived, nor any consent granted, by the Parent or Questcor Merger Sub, if such alteration, amendment, change, supplement, waiver or consent would be adverse to the interests of the Incremental Term B-1 Lenders (in their capacities as such) in any material respect, without the prior written consent of the Incremental Term B-1 Arrangers (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood and agreed that (a) any amendment, waiver, consent or other modification that decreases the purchase price in respect of the Questcor Merger by 10% or more shall be deemed to be adverse to the interests of the Incremental Term B-1 Lenders in a material respect, (b) any amendment, waiver, consent or other modification that decreases the purchase price in respect of the Questcor Merger by less than 10% shall be deemed not to be adverse to the interests of the Incremental Term B-1 Lenders in any material respect, so long as such decrease is allocated to reduce the Incremental Term B-1 Commitments, or (c) any amendment, waiver, consent or other modification that increases the purchase price in respect of the Questcor Merger shall be deemed not to be adverse to the interests of the Incremental Term B-1 Lenders in any material respect, so long as such increase is funded solely by the issuance by the Parent of common equity or a borrowing by the Borrowers under the Revolving Facility).

(i) The Administrative Agent and the Incremental Term B-1 Arrangers shall have received (i) audited consolidated balance sheets and related statements of income and cash flows of each of the Parent and Questcor for the most recent three fiscal years ended at least 90 days and 75 days, respectively, prior to the Incremental Term B-1 Funding Date and (ii) unaudited consolidated balance sheets and related statements of income and cash flows of each of the Parent and Questcor for each fiscal quarter ended after the close of its most recent fiscal year and at least 45 days and 40 days, respectively, prior to the Incremental Term B-1 Funding Date (but excluding the fourth quarter of any fiscal year). The Administrative Agent and the Incremental Term B-1 Arrangers shall have received customary pro forma financial information for use in a customary confidential information memorandum for senior secured term loan financings.

(j) The Incremental Term B-1 Lenders shall have received a solvency certificate substantially in the form of Exhibit C to the Credit Agreement and signed by a director or authorized signatory of the Lux Borrower confirming the solvency of the Lux Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions on the Incremental Term B-1 Funding Date.

(k) The Incremental Term B-1 Arrangers and the Administrative Agent shall have received all fees payable thereto or to any Incremental Term B-1 Lender (or any affiliate thereof) on or prior to the Incremental Term B-1 Funding Date and, to the extent invoiced at least two (2) Business Days prior to the Incremental Term B-1 Funding Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, A&L Goodbody, Clifford Chance LLP, Lenz & Staehelin, Loyens & Loeff Luxembourg S.à r.l., White & Case LLP, Eversheds, NautaDutilh Advocats Luxembourg and Niederer Kraft & Frey AG) required to be reimbursed or paid by the Loan Parties under this Incremental Assumption Agreement No. 1, that certain commitment letter dated as of April 5, 2014 among, inter alia, the Lux Borrower and the Incremental Term B-1 Arrangers (as modified prior to the date hereof) or under any Loan Document on or prior to the Incremental Term B-1 Funding Date (which amounts may be offset against the proceeds of the Incremental Term B-1 Loans).

(l) The Administrative Agent and the Incremental Term B-1 Arrangers shall have received, at least three (3) Business Days prior to the Incremental Term B-1 Funding Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act to the extent requested in writing at least ten (10) days prior to the Incremental Term B-1 Funding Date.

(m) Since the date of the Questcor Merger Agreement, no Questcor Material Adverse Effect shall have occurred and be continuing.

(n) The conditions set forth in Section 2.21(c) of the Credit Agreement shall have been satisfied so as to permit the incurrence of the Incremental Term B-1 Loans (with satisfaction of the condition set forth in Section 2.21(c)(i) of the Credit Agreement being tested at the time of the execution of the Questcor Merger Agreement); provided that (i) satisfaction of the condition precedent set forth in Section 4(o) shall constitute satisfaction of the condition precedent set forth in Section 2.21(c)(ii) of the Credit Agreement and (ii) satisfaction of all conditions precedent in this Article IV other than this Section 4(n) shall constitute satisfaction of the condition precedent set forth in Section 2.21(c)(iv) of the Credit Agreement. The Lux Borrower shall have delivered a certificate of a Responsible Officer to the Administrative Agent, which certificate shall (i) certify compliance with the conditions set forth in clauses (i), (ii) and (iii) of Section 2.21(c) of the Credit Agreement and (ii) certify compliance (on a Pro Forma Basis) with the Financial Covenant (if the Testing Condition is then satisfied), the definition of “Incremental Amount” in the Credit Agreement and the definition of “Permitted Business Acquisition” in the Credit Agreement.

(o) The representations and warranties made by Questcor in the Questcor Merger Agreement as are material to the interests of the Incremental Term B-1 Lenders (in their capacities as such) (but only to the extent that Parent or Questcor Merger Sub has the right to terminate its obligations (or refuse to consummate the Questcor Merger) under the Questcor Merger Agreement as a result of a breach of such representations) shall be true and correct in all material respects, and the representations and warranties made by the Borrowers and the Guarantors in Sections 3.01(a) and (d), 3.02(a), (b)(i)(B), and (b)(i)(D) (solely to the extent related to the Existing Senior Notes Indenture), 3.03, 3.10, 3.11, 3.17 (limited to creation, validity and perfection with respect to Collateral of Questcor and its Subsidiaries except as provided in the last paragraph of this Article IV),

3.18, 3.22, 3.23 and 3.24 of the Credit Agreement shall be true and correct in all material respects; provided that the representations and warranties set forth in Sections 3.22, 3.23 and 3.24 shall not include any representations with respect to Questcor and its Subsidiaries (with the Incremental Term B-1 Lenders relying on the representations and warranties set forth in the Questcor Merger Agreement as described above for any such representations and warranties, to the extent contained in the Questcor Merger Agreement).

(p) The Administrative Agent shall have received a Borrowing Request with respect to the Incremental Term B-1 Loans in accordance with Section 2.03.

For purposes of determining compliance with the conditions precedent specified herein, each Incremental Term B-1 Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Incremental Term B-1 Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Incremental Assumption Agreement No. 1 shall have received notice from such Incremental Term B-1 Lender prior to the Incremental Term B-1 Funding Date specifying its objection thereto and, in the case of a Borrowing, such Incremental Term B-1 Lender shall not have made available to the Administrative Agent such Incremental Term B-1 Lender’s ratable portion of the initial Borrowing.

Notwithstanding anything to the contrary, it is understood that to the extent any Collateral may not be perfected by (A) the filing of a Uniform Commercial Code financing statement, (B) taking delivery and possession of a stock certificate of Questcor and its Subsidiaries to the extent required to be pledged pursuant to the Credit Agreement and to the extent such stock certificates are received from Questcor on or prior to the Incremental Term B-1 Funding Date; provided that the Borrower shall have used commercially reasonable efforts to receive such stock certificates prior to the Incremental Term B-1 Funding Date or (C) the filing of a short-form security agreement with the United States Patent and Trademark Office or the United States Copyright Office, if the perfection of the Collateral Agent’s security interest in such Collateral may not be accomplished prior to the Incremental Term B-1 Funding Date after the use of commercially reasonable efforts by each Borrower to do so without undue burden and expense, then the perfection of the security interest in such Collateral shall not constitute a condition precedent to the Credit Event contemplated by this Incremental Assumption Agreement No. 1 but, instead, shall be delivered after the Incremental Term B-1 Funding Date in accordance with the terms of the Loan Documents.

ARTICLE V

Representation and Warranties

After giving effect to the amendments contained herein, on the Incremental Term B-1 Funding Date each of the Borrowers hereby represents and warrants that: (a) the execution, delivery and performance by such Borrower of this Incremental Assumption Agreement No. 1 has been duly authorized by all corporate, stockholder, partnership, limited liability company or other organizational action required to be obtained by such Borrower, (b) this Incremental Assumption

Agreement No. 1 has been executed and delivered by such Borrower and constitutes the legal, valid and binding obligations of such Borrower enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing, (iv) the need for filings and registrations necessary to perfect the Liens on the Collateral granted by such Borrower in favor of the Collateral Agent, and (v) the effect of any Requirements of Law as they relate to pledges of Equity Interests in Subsidiaries organized outside of the United States (other than pledges made under the laws of the jurisdiction of formation of the issuer of such Equity Interests), (c) the condition set forth in clause (o) of Article IV hereof has been satisfied, (d) the condition precedent set forth in Section 4(n) of this Incremental Assumption Agreement No. 1 is satisfied, (e) the amount of the Incremental Term B-1 Commitments does not exceed the Incremental Amount (calculated in accordance with the definition thereof, including, without limitation, giving effect to the expected use of the proceeds of the Incremental Term B-1 Loans (but without netting such proceeds in calculating the First Lien Secured Net Leverage Ratio for purposes of determining the Incremental Amount)) and (f) the Questcor Merger constitutes a Permitted Business Acquisition.

ARTICLE VI

Miscellaneous

Section 6.1. Continuing Effect; No Other Amendments or Waivers. This Incremental Assumption Agreement No. 1 shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Loan Documents except as expressly stated herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Loan Parties that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. This Incremental Assumption Agreement No. 1 shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

Section 6.2. Counterparts. This Incremental Assumption Agreement No. 1 may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

Section 6.3. GOVERNING LAW. THIS INCREMENTAL ASSUMPTION AGREEMENT NO. 1 AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS INCREMENTAL ASSUMPTION AGREEMENT NO. 1 SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 6.4. Reaffirmation. Each Loan Party hereby expressly acknowledges the terms of this Incremental Assumption Agreement No. 1 and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Incremental Assumption Agreement No. 1 and the transactions contemplated hereby and (ii) subject to the Designated Parent Provisions (as defined in the Credit Agreement, as amended hereby), its Guarantee of the Obligations (in the case of the Excluded Parent Entities, to the extent applicable) (including, without limitation, its Obligations (other than in the case of the Excluded Parent Entities) with respect to the Incremental Term B-1 Facility) pursuant to the Credit Agreement and the Subsidiary Guarantee Agreement and its grant of Liens on the Collateral to secure the Obligations (in the case of the Excluded Parent Entities, to the extent applicable) (including, without limitation, its Obligations (other than in the case of the Excluded Parent Entities) with respect to the Incremental Term B-1 Facility) pursuant to the Security Documents, subject, in each case, to the limitations set forth in the Loan Documents.

Section 6.5. Effect of Incremental Assumption Agreement No. 1. On and after the Incremental Term B-1 Funding Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Incremental Assumption Agreement No. 1.

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IN WITNESS WHEREOF, the parties hereto have caused this Incremental Assumption Agreement No. 1 to be executed and delivered by their respective duly authorized officers as of the date first above written.

MALLINCKRODT INTERNATIONAL FINANCE S.A.

By:	/s/ John Einwalter
Name: John Einwalter
Title: Director

MALLINCKRODT CB LLC

By:	/s/ John Einwalter
Name: John Einwalter
Title: Vice President & Treasurer

[Signature Page to Incremental Assumption Agreement No. 1]

MALLINCKRODT US HOLDINGS INC.
MALLINCKRODT CARIBBEAN, INC.
MALLINCKRODT US POOL LLC
MALLINCKRODT INC.
LUDLOW CORPORATION
CNS THERAPEUTICS, INC.
ENTERPRISES HOLDINGS, INC.
MALLINCKRODT ENTERPRISES LLC
MALLINCKRODT LLC
LAFAYETTE PHARMACEUTICALS LLC
LIEBEL-FLARSHEIM COMPANY LLC
MALLINCKRODT BRAND
PHARMACEUTICALS, INC.
MALLINCKRODT VETERINARY, INC.
MALLINCKRODT US HOLDINGS LLC
IMC EXPLORATION COMPANY
MEH, INC.
MALLINCKRODT ENTERPRISES HOLDINGS, INC.
CADENCE PHARMACEUTICALS, INC.
MALLINCKRODT ARD HOLDINGS INC.
QUESTCOR PHARMACEUTICALS, INC.
VIKIKING PROJECT COMPANY, LLC

By:	/s/ John Einwalter
Name: John Einwalter
Title: Vice President & Treasurer

[Signature Page to Incremental Assumption Agreement No. 1]

MALLINCKRODT HOLDINGS GMBH

By:	/s/ Alan Catterson
Name: Alan Catterson
Title: Managing Director

MALLINCKRODT FINANCE GMBH

By:	/s/ Alan Catterson
Name: Alan Catterson
Title: Managing Director

[Signature Page to Incremental Assumption Agreement No. 1]

MIFSA UK LIMITED

By:	/s/ Alan Catterson
Name: Alan Catterson
Title: Director

[Signature Page to Incremental Assumption Agreement No. 1]

MALLINCKRODT IP

By:	/s/ Alasdair Fenlon
Name: Alasdair Fenlon
Title: Secretary

[Signature Page to Incremental Assumption Agreement No. 1]

MALLINCKRODT IRELAND LIMITED

By:	/s/ Alasdair Fenlon
Name: Alasdair Fenlon
Title: Secretary

Acknowledged and consent to by:

MALLINCKRODT QUINCY S.À. R.L.

By:	/s/ John Einwalter
Name: John Einwalter
Title: Manager

[Signature Page to Incremental Assumption Agreement No. 1]

Acknowledged and consented to by:

MALLINCKRODT PLC

By:	/s/ John Einwalter
Name: John Einwalter
Title: Vice President & Treasurer

[Signature Page to Incremental Assumption Agreement No. 1]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:	/s/ Michael Shannon
Name: Michael Shannon
Title: Vice President

By:	/s/ Michael Winters
Name: Michael Winters
Title: Vice President

[Signature Page to Incremental Assumption Agreement No. 1]

Barclays Bank PLC, as Incremental Term B-1 Lender

By:	/s/ Ritam Bhalla
Name: Ritam Bhalla
Title: Director

Annex A

Exceptions from Parent Replacement

A. The following references to the “Parent” (after giving effect to the modifications in Section B below) shall continue to be references to the Parent, rather than the Designated Parent, solely for purposes of the Incremental Term B-1 Facility:

1.	First recital – All references to the “Parent”.

2.	Definition of “Cadence Material Adverse Effect” – All references to the “Parent”.

3.	Definition of “Change of Control” – All references to the “Parent”.

4.	Definition of “Collateral and Guarantee Requirement” – All references to the “Parent”.

5.	Definition of “Disclosure Letter” – All references to the “Parent”.

6.	Definition of “Existing Mallinckrodt Credit Agreement” – All references to the “Parent”.

7.	Definition of “Existing Senior Notes Indenture” – All references to the “Parent”.

8.	Definition of “Fee Letter” – All references to the “Parent”.

9.	Definition of “Irish Debenture” – All references to the “Parent”.

10.	Definition of “Lux Security Documents” – All references to the “Parent”.

11.	Definition of “Merger Agreement” – All references to the “Parent”.

12.	Definition of “Projections” – All references to the “Parent”.

13.	Definition of “Qualified Jurisdiction” – All references to the “Parent”.

14.	Definition of “Questcor Merger Agreement” – All references to the “Parent”.

15.	Definition of “Questcor Transaction Expenses” – All references to the “Parent”.

16.	Definition of “Separation” – All references to the “Parent”.

17.	Section 2.05(a) – All references to the “Parent”.

18.	Section 2.18(c) – The reference to the “Parent”.

19.	Section 2.21(c) – All references to the “Parent” in clause (ii).

20.	Section 2.26(e) – All references to the “Parent”.

21.	Section 3.05 – All references to the “Parent”.

22.	Section 3.08 – All references to the “Parent”.

23.	Section 3.09(a) – All references to the “Parent” in clause (ii).

24.	Section 4.01(b)(i) – All references to the “Parent”.

25.	Section 4.02 – All references to the “Parent”.

26.	Section 6.01(x) – The reference to the “Parent” in the phrase “Equity Interests of the Parent”.

27.	Section 6.04(e) – The reference to the “Parent” in the phrase “Equity Interests of the Parent”.

28.	Section 6.04(n) – All references to the “Parent”.

29.	Section 6.04(p) – All references to the “Parent”.

30.	Section 6.05(n) – The reference to the “Parent” in the phrase “agreed by the Parent”.

31.	Section 6.06(b) – All references to the “Parent” in the phrases “Equity Interests of the Parent”, “officers or employees of the Parent”, “received by the Parent” and “members of management of the Parent”.

32.	Section 6.06(f) – All references to the “Parent”.

33.	Section 6.07(b)(xii) – All references to the “Parent” in the phrase “director of the Parent”.

34.	Section 6.07(b)(xv) – All references to the “Parent”.

35.	Section 9.01(e) – All references to the “Parent” in clauses (i) and (ii), but excluding the proviso thereto.

36.	Section 9.03 – The first reference to the “Parent”.

37.	Section 9.05(d) – All references to the “Parent”.

38.	Section 9.15 – All references to the “Parent”.

39.	Section 9.16 – All references to the “Parent” in clause (G).

40.	Article X – All references to the “Parent”.

B. The following modifications to references to the “Parent” shall be deemed to have been made solely for purposes of the Incremental Term B-1 Facility:

1.	Section 6.01(x) – The phrase “of the Designated Parent, any Excluded Parent Entity or any of either’s Subsidiaries” shall be deemed to have been inserted immediately following the phrase “officers, directors and employees.”

2.	Section 6.04(n) – The reference to “the Parent, the Borrower and its Subsidiaries” shall be deemed to be a reference to “the Designated Parent, any Excluded Parent Entity or any of either’s Subsidiaries.”

3.	Section 6.04(x) – The reference to “the Parent” shall be deemed to be a reference to “the Designated Parent or any Excluded Parent Entity.”

4.	Section 6.07(b)(xv) – The reference to “Parent” shall be deemed to be a reference to “the Parent or the Designated Parent.”

5.	Section 9.05(d) – The reference to “Neither the Parent nor” shall be deemed to be a reference to “none of the Parent, the Designated Parent or.”

6.	“Section 9.15 – Each reference to “the Parent” shall be deemed to be a reference to “the Parent, the Designated Parent.”

Schedule A

Incremental Term B-1 Commitment Schedule

Lender	Commitment
Barclays Bank PLC	$700,000,000

Total	$700,000,000